FOR IMMEDIATE RELEASE	Contact: Laura J. Wakeley
Office: 717-291-2616

Fulton Financial Approves Share Repurchase Program

(June 19, 2012) – Lancaster, PA – Fulton Financial Corporation (NASDAQ:  FULT), a $16.5 billion Lancaster, PA-based financial holding company, announced that, under a program approved today by its board of directors, it is authorized to repurchase up to five million shares, or approximately 2.5 percent of the company’s outstanding shares, through December 31, 2012.
As of June 19, 2012, the Corporation had approximately 201 million shares of common stock outstanding.
As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases may be made from time to time in open market purchases at prevailing prices. The program may be discontinued at any time.
Fulton Financial Corporation employs more than 3,800 employees and operates more than 270 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, N.A., Lancaster, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Fulton Bank of New Jersey, Mt. Laurel, NJ; and The Columbia Bank, Columbia, MD.
Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.

Media Contact:
Laura J. Wakeley
717-291-2616

Safe Harbor Statement

This news release may contain forward-looking statements with respect to the Corporation's financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions which are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond the Corporation's control and ability to predict, that could cause actual results to differ materially from those expressed in the forward-looking statements. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Many factors could affect future financial results including, without limitation: the impact of adverse changes in the economy and real estate markets; increases in non-performing assets which may reduce the level of earning assets and require the Corporation to increase the allowance for credit losses, charge-off loans and incur elevated collection and carrying costs related to such non-performing assets; acquisition and growth strategies; market risk; changes or adverse developments in political or regulatory conditions; a disruption in, or abnormal functioning of, credit and other markets, including the lack of or reduced access to markets for mortgages and other asset-backed securities and for commercial paper and other short-term borrowings; changes in the levels of, or methodology for determining, FDIC deposit insurance premiums and assessments; the effect of competition and interest rates on net interest margin and net interest income; investment strategy and other income growth; investment securities gains and losses; declines in the value of securities which may result in charges to earnings; changes in rates of deposit and loan growth or a decline in loans originated; relative balances of rate-sensitive assets to rate-sensitive liabilities; salaries and employee benefits and other expenses; amortization of intangible assets; goodwill impairment; capital and liquidity strategies, and other financial and business matters for future periods.

For a more complete discussion of certain risks and uncertainties affecting the Corporation, please see the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in the Corporation's filings with the Securities and Exchange Commission.